As Filed with the Securities and Exchange Commission on August 12, 2004

Registration No. 333-101295

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Market Street

Philadelphia, PA 19102-2148

(Address of principal executive offices)

AT&T BROADBAND CORP. ADJUSTMENT PLAN

AT&T BROADBAND DEFERRED COMPENSATION PLAN

AT&T BROADBAND LONG TERM SAVINGS PLAN

COMCAST CORPORATION 2002 DEFERRED COMPENSATION PLAN

COMCAST CORPORATION 2002 DEFERRED STOCK OPTION PLAN

COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN

COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN

COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN

COMCAST CORPORATION 2002 STOCK OPTION PLAN

COMCAST CORPORATION 1987 STOCK OPTION PLAN

COMCAST-SPECTACOR 401(k) PLAN

(Full title of the plan)

Arthur R. Block

Senior Vice President and General Counsel

Comcast Corporation

1500 Market Street

Philadelphia, Pennsylvania 19102-2148

(Name and address of agent for service)

(215) 665-1700

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Comcast Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-101295) (the “Prior Registration Statement”), which registered shares of the Registrant’s Class A Common Stock, par value $.01 (the “Shares”), reserved for issuance under eleven plans, including the Comcast Corporation Retirement-Investment Plan (the “Comcast Plan”), for which 3,000,000 Shares were registered, and the Comcast-Spectacor 401(k) Plan (the “Spectacor Plan” and, together with the Comcast Plan, the “Plans”), for which 200,000 Shares were registered. In addition, pursuant to Rule 416 of the Securities Act of 1933, the Prior Registration Statement also covered an indeterminate number of additional Shares granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Shares as well as an indeterminate amount of interests to be offered or sold pursuant to the Plans.

On July 1, 2004, the Registrant transferred 82 participants’ accounts from the Spectacor Plan to the Comcast Plan pursuant to the transfer of certain employee-participants from the employ of Comcast-Spectacor LLP to the employ of the Registrant. Accordingly, securities previously allocated to those transferred participants’ accounts under the Spectacor Plan, including Shares of the Registrant, have been reallocated to the participants’ accounts under the Comcast Plan.

This Post-Effective Amendment No. 2 incorporates by reference the contents of the Prior Registration Statement, to the extent not modified by this Amendment No. 2. This Amendment No. 2 is being filed to reallocate the 10,224 Shares previously held in certain participants’ accounts under the Spectacor Plan to the participants’ accounts now held under the Comcast Plan.

Item 8. Exhibits

The following exhibits are filed as part of this Post-Effective Amendment No. 2.

Exhibit Number	Exhibit
5.2	Opinion of Pepper Hamilton LLP.*

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Grant Thornton LLP.

23.4	Consent of Pepper Hamilton LLP (included in Exhibit 5.2 hereto).*

24.1	Power of Attorney (included on signature page).*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on August 12, 2004.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
Name:	Arthur R. Block, Senior Vice
President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* Ralph J. Roberts	Chairman of the Executive and Finance Committee of the Board of Directors; Director	August 12, 2004

* Brian L. Roberts	Chairman of the Board, President and Chief Executive Officer; Director (Principal Executive Officer)	August 12, 2004

* John R. Alchin	Executive Vice President, Co-Chief Financial Officer and Treasurer (Co-Principal Financial Officer)	August 12, 2004

* Lawrence S. Smith	Executive Vice President and Co-Chief Financial Officer (Co-Principal Financial Officer)	August 12, 2004

* Lawrence J. Salva	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 12, 2004

Signature	Title	Date

* S. Decker Anstrom	Director	August 12, 2004

* C. Michael Armstrong	Director	August 12, 2004

* Kenneth J. Bacon	Director	August 12, 2004

* Sheldon M. Bonovitz	Director	August 12, 2004

* Julian A. Brodsky	Director	August 12, 2004

Joseph L. Castle, II	Director

* J. Michael Cook	Director	August 12, 2004

* Dr. Judith Rodin	Director	August 12, 2004

* Michael I. Sovern	Director	August 12, 2004

* By:

/s/ Arthur R. Block
Arthur R. Block (as Attorney-in-Fact)

401(k) Plans. Pursuant to the requirements of the Securities Act, the Administrators of the Comcast Corporation Retirement-Investment Plan and the Comcast-Spectacor 401(k) Plan have duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on August 12, 2004.

THE COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN

By:	Comcast Corporation Plan Administrator

By:	/s/ Lawrence J. Salva Lawrence J. Salva

COMCAST-SPECTACOR 401(K) PLAN

By:	Comcast-Spectacor, L.P.

By:	Bryn Mawr Realty, General Partner of Comcast-Spectacor, L.P.

By:	/s/ Sanford Lipstein Sanford Lipstein

COMCAST CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Document
5.2	Opinion of Pepper Hamilton LLP.*

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Grant Thornton LLP.

23.4	Consent of Pepper Hamilton LLP (included in Exhibit 5.2 hereto).*

24.1	Power of Attorney (included on signature page).*

*	Previously filed.